Exhibit 99.16(14)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-14 of Global Atlantic Goldman Sachs Dynamic Trends Allocation Portfolio, Global Atlantic PIMCO Tactical Allocation Portfolio, Global Atlantic Balanced Managed Risk Portfolio, and Global Atlantic Wellington Research Managed Risk Portfolio (collectively, the Portfolios), each a separate series of Forethought Variable Insurance Trust (the Trust), of our report dated February 23, 2021, relating to our audit of the financial statements and financial highlights, which appear in the December 31, 2020 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “General Information - Independent Registered Public Accounting Firm”, “Financial Highlights”, and “Representations and Warranties” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

June 4, 2021